Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

April 29, 2019

Commissioners:

We have read the statements made by uniQure N.V. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of uniQure N.V. dated April 25, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

/s/ R.M.N. Admiraal RA
partner

Attachment